EXHIBIT 32.1

SECTION 1350 CERTIFICATION

In connection with the Annual Report on Form 10-K of Veritas DGC Inc. (the “Company”) for the year ended July 31, 2005 as filed with the Securities and Exchange Commission on the date hereof (the “Form 10-K”), I, Thierry Pilenko, Chief Executive Officer of the Company, certify, pursuant to Section 1350 of Chapter 6 of Title 18 of the United States Code, that:

1.               The Form 10-K fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934;

2.               The information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the Company.

October 10, 2005

/s/ THIERRY PILENKO
Thierry Pilenko
Chief Executive Officer

A signed original of this written statement required by Rule 13a-14(b) has been provided to Veritas DGC Inc. and will be retained by Veritas DGC Inc. and furnished to the Securities and Exchange Commission or its staff upon request.